                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                           __________________________



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


            Date of Report                             July 26, 1996
    (Date of earliest event reported)


                                Serv-Tech, Inc.
             (Exact name of registrant as specified in its charter)


                                     Texas
                 (State or other jurisdiction of incorporation)


                 0-1788                                   1398757
        (Commission File Number)            (IRS Employer Identification Number)


       5200 Cedar Crest Boulevard
             Houston, Texas                                 77087
(Address of principal executive offices)                  (Zip Code)


                                  713 644-9974
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On July 26, 1996, Serv-Tech, Inc. (the "Company") announced the classification of its engineering, procurement and construction (EPC) business as discontinued operations in order to allow the Company to focus on its core turnaround maintenance and environmental-related services and product competencies. Additionally, the Company announced that it received a $30 million verdict by a Houston, Texas jury on a retrial against Stewart & Stevenson Services, Inc. for breach of an agreement that contained confidential information and trade secrets.



Item 7.  Financial Statements and Exhibits.

         (c)     Exhibits

                 99.1 News Release announcing the discontinued operations and the favorable lawsuit verdict dated July 26, 1996.